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                                                                    Exhibit 99.1

                                                          CONTACTS: Brad Holiday
                                                                 Steve McCracken
                                                                    760-931-1771


                         CALLAWAY GOLF COMPANY APPOINTS
                              NEW CEO AND DIRECTOR

CARLSBAD, CA - August 1, 2005 - Callaway Golf Company (NYSE: ELY) today announced that the Board of Directors has appointed George Fellows as President and CEO of the Company, and has also elected Mr. Fellows to serve as a Director. All appointments are effective August 1, 2005. William C. Baker, who has served as interim CEO and Chairman since August of 2004, will remain as a Director, but has stepped down from both offices effective on the same day. Ronald S. Beard, the Company's lead independent director, was elected to succeed Mr. Baker as Chairman.

"The Board has worked very hard to coordinate its search for a new CEO with its ongoing review of strategic opportunities, and that hard work has paid off by bringing to us a terrific leader in George Fellows," said Mr. Beard. "Mr. Fellows is a skilled operator who has a track record of building shareholder value in numerous consumer brand businesses. In particular, his expertise in marketing and brand building is expected to help us continue to build strength in all of the Company's four major golf brands - Callaway Golf, Odyssey, Top-Flite and Ben Hogan. Mr. Fellows has shown the ability to motivate employees, understand customers and consumers, and build strong supply chain relationships - all of which have contributed to a well deserved reputation as someone who can build shareholder value inside a company. We feel that he is the ideal candidate to work with the Board, the existing management team and our employees to accomplish our goals going forward."

"The Board is also very grateful to Bill Baker for stepping forward last year to assist us during this period of transition," Mr. Beard continued. "Bill's efforts and service have given us the time to conduct a full and complete process, which resulted in our outstanding new CEO."

Mr. Fellows has been engaged in his own consulting business in New York since 2000, serving as a senior advisor to Investcorp and JPMorgan Partners. Prior to that time he served as President and CEO of Revlon, Inc. He serves on the board of directors of VF Corporation.

"I have gotten to know and understand Callaway Golf and its great brands through the selection process, and I am happy to be joining the team as we build value in the business going forward," said Mr. Fellows. "I am very excited about the Company and its prospects. Its efforts this year, including its great new products, have created a positive momentum in the marketplace behind the Company and its brands that we can build upon. I see a very bright future for Callaway Golf Company, and I appreciate the opportunity to play an important part in that future."

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"I join the Board in welcoming George Fellows to our team, and express my thanks for the opportunity to have served an expanded role at the Company these last twelve months," said Mr. Baker. "George takes the helm at a time when our recent results have shown a positive change from where we were a year ago. We all look forward to working with George to continue this process."



Statements in this press release that relate to future plans, events or prospects, including statements relating to future competitive position, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from those anticipated in these forward-looking statements. The factors that may cause such differences include, but are not limited to, the ability of the Company to identify and execute viable strategic alternatives; delays, difficulties or unanticipated costs in integrating recently acquired Top-Flite Golf assets, brands and businesses; overall economic conditions and other business factors. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Through an unwavering commitment to innovation, Callaway Golf creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.